                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                CHOICEPOINT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(CHOICEPOINT(TM) LOGO)

1000 Alderman Drive
Alpharetta, Georgia 30005

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of ChoicePoint Inc. (the "Company"), which will be held at the principal executive offices of the Company, 1000 Alderman Drive, Alpharetta, Georgia on Wednesday, April 29, 1998 at 3:30 p.m. This will be the first Annual Meeting of Shareholders since we became an independent public company.

     Information concerning the meeting, the nominees for the Board of Directors and the other business to be conducted at the meeting is contained in the Notice of Annual Meeting of Shareholders and related Proxy Statement which follow.

     It is important that your shares be represented at the meeting in order for the presence of a quorum to be assured. Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting. Your vote is very important to the Company.

     It has been a very exciting time for the Company since our spinoff from Equifax Inc. in August 1997. On behalf of the officers and directors of the Company, we wish to thank you for your interest in the Company and your confidence in its future.

Sincerely,

/s/ C.B. ROGERS, JR.                                   /s/ DEREK V. SMITH
C. B. Rogers, Jr.                                      Derek V. Smith
Chairman                                               President and
                                                       Chief Executive Officer

Alpharetta, Georgia
March 18, 1998

                                CHOICEPOINT INC.
                              1000 ALDERMAN DRIVE
                           ALPHARETTA, GEORGIA 30005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ChoicePoint Inc. (the "Company") will be held on April 29, 1998, at 3:30 p.m., local time, at the principal executive offices of the Company, 1000 Alderman Drive, Alpharetta, Georgia 30005, for the following purposes:

          (1) To elect three Directors of the Company, each to serve for a three-year term to expire at the 2001 Annual Meeting of Shareholders;

          (2) To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

          (3) To transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on March 11, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof. In order to ensure that your shares are represented at the meeting, you are urged to complete, sign and date the enclosed proxy card and return it in the enclosed envelope as promptly as possible.

                                          By Order of the Board of Directors

                                          /s/ Sidney J. Nurkin
                                          Sidney J. Nurkin
                                          Secretary

Alpharetta, Georgia
March 18, 1998

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY STILL VOTE IN PERSON IF YOU WISH TO DO SO.

                                CHOICEPOINT INC.
                              1000 ALDERMAN DRIVE
                           ALPHARETTA, GEORGIA 30005

                                PROXY STATEMENT
                             ---------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1998

                             ---------------------

                              GENERAL INFORMATION

INTRODUCTION

     ChoicePoint Inc., a Georgia corporation ("ChoicePoint" or the "Company"), is an independent public company that was established in 1997 through the combination of the businesses that comprised the Insurance Services Group of Equifax Inc. ("Equifax") within a separate company and the subsequent spin-off (the "Spinoff") of the Company's outstanding stock by Equifax as a stock dividend to the shareholders of Equifax. The effective time of the Spinoff was July 31, 1997, and the Company's stock began trading on the New York Stock Exchange on August 8, 1997.

     This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation, on behalf of the Board of Directors of ChoicePoint, of proxies to be used at the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the principal executive offices of the Company, 1000 Alderman Drive, Alpharetta, Georgia 30005, on Wednesday, April 29, 1998, at 3:30 p.m., local time, and at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders and are more fully described herein. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting. The approximate date on which the Notice of Annual Meeting of Shareholders, this Proxy Statement, the form of proxy and the Annual Report to Shareholders for the fiscal year ended December 31, 1997 are first being sent or given to shareholders is March 18, 1998.

RECORD DATE AND VOTING RIGHTS

     Only holders of record of issued and outstanding shares of the Company's common stock, par value $.10 per share (the "Common Stock"), at the close of business on March 11, 1998, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. On March 11, 1998, there were 14,633,091 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of shares of Common Stock are entitled to one vote per share on each matter to be voted upon by the shareholders. Shareholders do not have cumulative voting rights.

     In accordance with the Company's Bylaws, the presence at the Annual Meeting, in person or represented by proxy, of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business. In determining whether a quorum exists at the Annual Meeting, all shares represented for any purpose at the Annual Meeting (other than shares present solely to object to holding or to transacting business at the Annual Meeting), including abstentions (as well as instructions to withhold authority to vote) and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others), will be counted.

     Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and actually voting at a meeting at which a quorum is present. In order for the shareholders to approve all other matters expected to be presented at the Annual Meeting, the votes cast favoring the proposal must exceed the votes cast opposing the proposal. Abstentions and broker non-votes will not count as votes for or against any of the proposals expected to be voted upon at the Annual Meeting.

VOTING AND REVOCABILITY OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any shareholder who submits the enclosed proxy has the power to revoke the proxy at any time before it is exercised. Proxies may be revoked by: (i) sending written notice of revocation to the Secretary of the Company at 1000 Alderman Drive, Alpharetta, Georgia 30005, (ii) executing and delivering a valid proxy bearing a later date or (iii) appearing at the Annual Meeting and voting in person. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no instructions are specified, the proxy holders intend to vote the shares represented thereby in favor of the three nominees for election to the Board of Directors and in favor of the ratification of the appointment of Arthur Anderson LLP as the Company's independent auditors. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

     The entire cost of the solicitation of proxies for the Annual Meeting will be borne by the Company. The solicitation of proxies may be made by mail, telephone, personal contact or facsimile transmission by regular employees of the Company, without any additional remuneration and at minimal cost. In addition, the Company has retained the firm of Morrow & Co., Inc. to assist in the solicitation of proxies for a fee estimated at $4,500, plus expenses. The Company intends to request that banks, brokerage houses, custodians, nominees and fiduciaries forward the proxy materials to the beneficial owners and request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing, in accordance with the rules and regulations of the New York Stock Exchange.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with each class elected for a three-year term. Terms are staggered so that one class is elected each year. The terms of Daniel W. McGlaughlin, C. B. Rogers, Jr. and Derek V. Smith will expire at the Annual Meeting. The Board of Directors has nominated Messrs. McGlaughlin, Rogers and Smith to stand for election as Directors at the Annual Meeting. Each of those individuals is currently a Director of the Company and has consented to continue to serve as a Director if reelected.

     If any nominee for Director shall be unable to serve, the persons named in the proxy may vote for a substitute nominee. There are no family relationships between any Director, person nominated to be a Director or any executive officer of the Company or its subsidiaries.

     Proxies in the accompanying form will be voted for the three nominees listed below to serve for three years or until their successors are elected and have qualified. Each nominee must receive the affirmative vote of a plurality of the shares of Common Stock present and actually voting at the Annual Meeting.

     In connection with a revenue ruling obtained from the Internal Revenue Service (the "IRS") relating to the tax-free nature of the Spinoff, it was represented to the IRS that two individuals would serve as members of the Boards of Directors of both ChoicePoint and Equifax for a period of approximately two years from the date of the Spinoff. Those individuals are Mr. McGlaughlin and Mr. Rogers, each of whom is a nominee for election as a Director at the Annual Meeting. Accordingly, the Company anticipates that if either Mr. McGlaughlin or Mr. Rogers continues to serve as a director of Equifax through July 1999, then such Director would resign from the ChoicePoint Board of Directors no later than July 31, 1999, and, therefore, would not serve the full term for which he is standing for election at the Annual Meeting. In the event of such a resignation by either Director, in accordance with the Company's Bylaws, the Board of Directors would be authorized to appoint a successor to fulfill the remainder of the term of the Director who resigned.

     Set forth below is certain information about the Director nominees and about the Directors whose terms will expire in 1999 and 2000.

                      NOMINEES FOR TERMS EXPIRING IN 2001

     Daniel W. McGlaughlin, 61, has served as a Director of the Company since May 1997. He served as Vice Chairman and Chief Executive Officer of Equifax from July 30, 1997 until his retirement on December 31, 1997. From January 1, 1996 until July 30, 1997 he served as President and Chief Executive Officer and from December 1992 until December 1995 he served as President and Chief Operating Officer of Equifax. He also serves as a director of Equifax, Wachovia Corporation of Georgia and its subsidiary, Wachovia Bank of Georgia, N.A., American Business Products, Inc., FORE Systems, Inc. and Nichols Research Corporation.

     C. B. Rogers, Jr., 68, has served as Chairman of the Board of Directors of the Company since May 1997. He is also the Chairman of the Board of Directors of Equifax. Mr. Rogers served as an executive officer of Equifax for more than five years prior to retiring on December 31, 1995 as Chief Executive Officer. He also serves as a director of Equifax, Sears, Roebuck & Co., Morgan Stanley, Dean Witter, Discover & Co., Briggs & Stratton Corporation, Oxford Industries, Inc., and Teleport Communications Group Inc.

     Derek V. Smith, 43, has served as President, Chief Executive Officer and a Director of the Company since May 1997. Mr. Smith served as Executive Vice President of Equifax and Group Executive of the Insurance Services Group of Equifax from 1993 until the Spinoff. From 1991 to 1993, he served as Senior Vice President and Chief Financial Officer of Equifax. He served as a director of Equifax from 1996 until the Spinoff and currently serves as a director of Metris Companies Inc.

              INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999

     Tinsley H. Irvin, 64, has served as a Director of the Company since July 1997. Mr. Irvin is the retired Chairman and Chief Executive Officer of Alexander & Alexander Services Inc., an international insurance brokerage company. Prior to his retirement in 1994, Mr. Irvin served in various executive positions with Alexander & Alexander Services Inc. or its subsidiaries for more than five years.

     Ron D. Barbaro, 66, has served as a Director of the Company since July 1997. Mr. Barbaro is the retired President of The Prudential Insurance Company of America, an international multi-line insurance company. Prior to his retirement in 1992, Mr. Barbaro served in various executive positions with The Prudential Insurance Company of America or its subsidiaries for more than five years. He also serves as a director of Prudential of America Life Insurance Company (Canada), The Thomson Corporation, Canbra Foods Limited, Flow International Corporation, Clairvest Group, Inc. and Natraceuticals Inc.

              INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2000

     James M. Denny, 65, has served as a Director of the Company since June 1997. Mr. Denny has been a Managing Director of William Blair Capital Partners, L.L.C., a private equity investment company, since September 1995. He served as Vice Chairman of Sears, Roebuck & Co. from 1992 until his retirement in 1995. He also serves as a director of The Allstate Corporation, Astra AB, GATX Corporation and Gilead Sciences, Inc.

     Julia B. North, 50, has served as a Director of the Company since June 1997. Ms. North has served as President, Chief Executive Officer and a director of VSI Enterprises, Inc., a company that manufactures and services videoconferencing systems, since October 1997. Ms. North served as President -- Consumer Services of BellSouth Corporation from April 1996 until October 1997 and from 1989 until 1996 she was a Vice President of BellSouth Corporation. She also serves as a director of Winn-Dixie Stores, Inc.

     Charles I. Story, 43, has served as a Director of the Company since June 1997. Mr. Story has served as President, Chief Executive Officer and a director of INROADS, Inc., a national non-profit training and development organization, since January 1993. He also serves as a director of Briggs & Stratton Corporation and is an Advisory Director to First National American Bank.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DANIEL W. MCGLAUGHLIN, C. B. ROGERS, JR. AND DEREK V. SMITH AS DIRECTORS TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of ChoicePoint met twice during 1997. The Board of Directors has established certain standing committees, which met at various intervals as indicated below. Nominees for election to the Board of Directors are selected and nominated by the Board of Directors. The Company does not have a nominating committee and has no procedure whereby nominations are solicited from shareholders. All Directors attended at least 75% of the meetings of the Board of Directors and the various committees of which they were members.

     Executive Committee. The members of the Executive Committee are Messrs. McGlaughlin (Chairman), Irvin, Rogers, and Smith. The Executive Committee met once during 1997. This committee, in general, is authorized to exercise the powers of the Board of Directors in the management of all of the affairs of the Company during the intervals between Board meetings, subject to Board direction. The Executive Committee also establishes salaries for all executive officers of the Company other than those officers who are members of the Executive Committee.

     Management Compensation and Benefits Committee. The members of the Management Compensation and Benefits Committee (the "Compensation Committee") are Messrs. Irvin (Chairman) and Barbaro and Ms. North. The Compensation Committee met twice during 1997. This committee is responsible for all decisions regarding compensation of the Chief Executive Officer and incentive compensation awards for the Company's executive officers. The Compensation Committee is also responsible for establishing and approving compensation policies, management incentive compensation plans and other material benefit plans, including the Company's 1997 Omnibus Stock Incentive Plan (the "Stock Incentive Plan").

     Audit Committee. The members of the Audit Committee are Messrs. Denny (Chairman), Barbaro and Story. The Audit Committee met once during 1997. This committee is responsible for reviewing and recommending to the Board of Directors the engagement or discharge of independent auditors, reviewing with independent auditors the scope, plan for and results of the audit engagement, reviewing the scope and results of the Company's internal audit department, reviewing the adequacy of the Company's system of internal accounting controls, reviewing the status of material litigation and corporate compliance, and any other matters the Audit Committee deems appropriate.

DIRECTOR COMPENSATION

     Directors who are salaried officers or employees of the Company receive no additional compensation for services as a Director or as a member of a committee of the Board of Directors. Each Director who is not a salaried officer or employee of the Company (a "Non-employee Director") is compensated as follows. The Chairman of the Board of Directors is paid an annual fee of $30,000 for his services and an additional fee of $2,500 for attendance at each meeting of the Board of Directors or a committee thereof. Each other Non-employee Director is paid an annual fee of $15,000 for services as a Director, an additional fee of $1,000 for attendance at each meeting of the Board of Directors, and $1,000 (or $2,500 if designated as chairman) for attendance at each committee meeting.

     In addition, upon initial election to the Board of Directors, each Non-employee Director receives a one-time grant of restricted Common Stock with a market value of $25,000, which vests after 36 months or upon death or retirement from the Board of Directors, whichever occurs first. Non-employee Directors also receive annual stock option awards of 3,000 shares of Common Stock and the Chairman of the Board receives annual stock option awards of 5,000 shares. The stock option awards vest after 24 months or upon the Director's earlier death or retirement from the Board of Directors. Restricted stock and stock option awards are issued under the Stock Incentive Plan.

     Non-employee Directors are eligible for participation in the Company's Deferred Compensation Plan, pursuant to which each Non-employee Director may elect to defer up to 100% of earned Director compensation into accounts that are credited with earnings or losses based upon imputed investments in one or more of the following, as selected by the individual Director: (a) the market value of, and any dividends on, the Common Stock ("common share equivalents"), (b) a short-term income fund, (c) an equity index fund, or (d) a fixed income fund. Funds invested in common share equivalents may be redeemed only for cash on a fixed date or upon termination of service as a Director, as elected in advance by the Director. No Director has voting or investment powers with respect to the common share equivalents.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table reflects information, as of January 1, 1998, with respect to the beneficial ownership of the outstanding Common Stock by (i) persons known to the Company to be the beneficial owners of more than five percent of the Common Stock in accordance with Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) each of the executive officers of the Company named in the Summary Compensation Table which follows, (iii) each Director of the Company, and (iv) all of the Directors and executive officers of the Company as a group. Share ownership information represents those shares as to which the individual holds sole voting and investment power, except as otherwise indicated. The number of outstanding shares of Common Stock as of January 1, 1998 was 14,640,686.

                                                                                     PERCENT OF
NAME AND ADDRESS                                              NUMBER OF SHARES(1)      CLASS
----------------                                              -------------------    ----------
Brahman Management, L.L.C...................................       1,263,300(2)         8.6%
Brahman Capital Corp.
Brahman Partners II, L.P.
Brahman Institutional Partners, L.P.
BY Partners, L.P.
  277 Park Avenue, 26th Floor
  New York, New York 10172
Ron D. Barbaro..............................................           1,386              *
James M. Denny..............................................             728              *
Tinsley H. Irvin............................................           1,728              *
Daniel W. McGlaughlin.......................................          19,354              *
Julia B. North..............................................             758              *
C. B. Rogers, Jr............................................          98,450              *
Derek V. Smith..............................................         339,576            2.3
Charles I. Story............................................             728              *
Douglas C. Curling..........................................          73,667              *
Dan H. Rocco................................................          99,419              *
David T. Lee................................................          30,994              *
J. Michael de Janes.........................................          12,247(3)           *
All Executive Officers and Directors as a Group (12
  persons)..................................................         679,035(3)         4.5

---------------

  * Represents beneficial ownership of less than 1% of the outstanding Common Stock.
(1) Includes shares issuable pursuant to stock options exercisable on January 1, 1998, or within 60 days thereafter, as follows: Mr. Smith -- 210,169 shares; Mr. Curling -- 44,254 shares; Mr. Rocco -- 68,732 shares; Mr. Lee -- 27,788 shares; and Mr. de Janes -- 10,729 shares.
(2) This figure is based upon information set forth in Amendment No. 2 to
    Schedule 13D (the "Schedule 13D"), dated December 30, 1997, filed with the Securities and Exchange Commission (the "SEC"). The holders listed own the shares of Common Stock directly or indirectly, and collectively have shared voting and investment power with respect to an aggregate of 1,263,300 shares of Common Stock. According to the Schedule 13D, Peter A. Hochfelder, Robert
    J. Sobel and Mitchell A. Kuflik are the executive officers and directors of Brahman Capital Corp. and the sole members of Brahman Management, L.L.C., and also have shared voting and dispositive power over all of such shares of Common Stock.
(3) Includes 53 shares held by Mr. de Janes' wife in the Equifax Inc. 401(k) Retirement and Savings Plan, as to which Mr. de Janes disclaims beneficial ownership.

            SECTION 16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and the regulations of the SEC require the Company's executive officers, Directors and persons who beneficially own more than 10% of the Common Stock ("10% Shareholders") to file initial reports of ownership and changes in ownership of the Common Stock with the SEC and the New York Stock Exchange. Executive officers, Directors and 10% Shareholders are required by the regulations of the SEC to furnish the Company with copies of all reports that they file pursuant to Section 16(a). To the Company's knowledge, based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, all filing requirements applicable to such persons were complied with for 1997, except that the initial reports of ownership for each of the executive officers and Directors were not filed until 10 days after the Spinoff.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 1997 and 1996, the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Officers") in all capacities in which they served during such fiscal years. Prior to the Spinoff, the Named Officers were employees of, and received their compensation and benefits from, Equifax, rather than from the Company. Accordingly, all amounts and awards identified in the table below reflect payments or awards made by Equifax prior to the Spinoff and by the Company subsequent to the Spinoff.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                  -------------------------------------    ------------------------------------
                                                                                   AWARDS             PAYOUTS
                                                                           -----------------------   ----------
                                                             OTHER         RESTRICTED   SECURITIES
NAME AND PRINCIPAL                                          ANNUAL           STOCK      UNDERLYING      LTIP         ALL OTHER
POSITION                   YEAR    SALARY    BONUS(1)   COMPENSATION(2)    AWARDS(3)    OPTIONS(#)   PAYOUTS(4)   COMPENSATION(5)
------------------         ----   --------   --------   ---------------    ----------   ----------   ----------   ---------------
Derek V. Smith...........  1997   $314,270   $603,119      $     --        $1,942,002    145,050     $1,001,501      $219,256
  President and Chief      1996    259,654    259,654       209,422(6)        120,246    125,000        465,150         4,950
  Executive Officer
Dan H. Rocco.............  1997    200,761    200,000            --           638,036     43,874        375,568        58,132
  Executive Vice           1996    198,532    158,825            --                --     50,000        139,545         4,950
    President
Douglas C. Curling.......  1997    193,319    284,548            --           570,184     47,318        456,943        79,354
  Executive Vice           1996    168,834    148,219            --                --     50,000         94,718         4,950
    President,
  Chief Financial Officer
  and Treasurer
David T. Lee.............  1997    163,110    171,945            --            90,404     32,741             --        32,775
  Senior Vice President    1996    143,000     83,697            --                --      7,000             --         4,719
J. Michael de Janes......  1997    109,242     87,579            --            39,990     19,867             --         3,579
  General Counsel and      1996     96,061     52,833            --                --      5,000             --         3,161
  Assistant Secretary

---------------

(1) Represents an annual cash incentive award earned upon achievement of certain specified performance measurements and determined as a percentage of salary.

(2) Unless otherwise indicated, the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Officer.
(3) Restricted stock awards made prior to the Spinoff were in shares of common stock of Equifax and those made subsequent to the Spinoff were in shares of Common Stock. In connection with the Spinoff, all outstanding shares of restricted stock of Equifax, and outstanding awards under the Equifax performance share plans, held by the Named Officers were canceled and replaced with restricted shares of Common Stock that was subject to performance or vesting criteria designed to be consistent with those of the canceled awards. Following the Spinoff, the Company made a one-time grant of restricted shares of Common Stock to key members of management as an incentive to retain and motivate those executives over the long term. Those shares of restricted Common Stock vest on October 6, 2001. In the event that any dividends are paid with respect to the Common Stock in the future, dividends will be paid on the shares of restricted Common Stock at the same rate. The value of restricted stock awards shown in the table is as of the date of grant. As of December 31, 1997, the total number of restricted stock awards outstanding and related fair market values were as follows: Mr.
    Smith -- 118,147 shares ($5,641,519); Mr. Rocco -- 29,468 shares
    ($1,407,097); Mr. Curling -- 27,717 shares ($1,323,487); Mr. Lee -- 2,333 shares ($111,401); and Mr. de Janes -- 1,032 shares ($49,278).
(4) The amounts listed hereunder were paid by Equifax pursuant to Equifax long-term incentive plans prior to the Spinoff.
(5) For 1997, these amounts represent: for Mr. Smith, $5,280 in matching contributions under the ChoicePoint Inc. 401(k) Profit Sharing Plan (the "401(k) Plan") and $213,976 accrued under the Company's Deferred Compensation Plan (the "DCP"); for Mr. Rocco, $5,280 in matching contributions under the 401(k) Plan and $52,852 accrued under the DCP; for Mr. Curling, $5,280 in matching contributions under the 401(k) Plan and $74,074 accrued under the DCP; for Mr. Lee, $5,280 in matching contributions under the 401(k) Plan and $27,495 accrued under the DCP; and for Mr. de Janes, $3,579 in matching contributions under the 401(k) Plan. The 401(k) Plan is a tax-qualified defined contribution plan intended to satisfy the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended. In 1997, the Company contributed 55% of participants' basic contributions (before-tax or after-tax) up to 6% of eligible pay. The DCP is a non-qualified plan providing benefits in excess of the matching contribution permitted under the 401(k) Plan and a supplemental retirement benefit for eligible participants. Amounts accrued under the DCP generally vest at a rate of 50% at the time of original accrual and the balance upon reaching the age of 55, or upon a change of control of the Company.
(6) Includes a cash payment of $196,197, designated for satisfying certain income tax obligations due as a consequence of the vesting of restricted stock grants made to Mr. Smith in 1991.

STOCK OPTIONS

     The following table sets forth information concerning the grants to the Named Officers of options to purchase Common Stock during the fiscal year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                  -----------------------------------------------------
                                   NUMBER OF
                                   SHARES OF      PERCENT OF                              POTENTIAL REALIZABLE VALUE AT
                                  COMMON STOCK   TOTAL OPTIONS                             ASSUMED RATES OF STOCK PRICE
                                   UNDERLYING     GRANTED TO     EXERCISE                  APPRECIATION FOR OPTION TERM
                                    OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION   ------------------------------
NAME                               GRANTED(1)        1997          SHARE        DATE         5%(2)             10%(2)
----                              ------------   -------------   ---------   ----------   ------------      ------------
Derek V. Smith..................    145,050         0.1899        $38.75      10/05/07     $3,534,820        $8,957,928
Dan H. Rocco....................     43,874         0.0574         38.75      10/05/07      1,069,195         2,709,549
Douglas C. Curling..............     47,318         0.0619         38.75      10/05/07      1,153,124         2,922,242
David T. Lee....................     32,741(3)      0.0429         38.75      10/05/07        797,887         2,022,003
J. Michael de Janes.............     19,867(3)      0.0260         38.75      10/05/07        484,152         1,226,937

---------------

(1) All options were granted pursuant to the Company's Stock Incentive Plan. Except as described in footnote (3) below, all options are non-qualified stock options that vest as follows: 25% of the options granted vest as of each anniversary of the grant date, provided that vesting of 50% of such amount is subject to the Common Stock trading at or above $40 per share for 20 consecutive trading days and 50% is subject to the Common Stock trading at or above $42 per share for 20 consecutive trading days, but, in any event, all of such options vest in full as of the ninth anniversary of the date of grant.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, realized upon exercises of stock options are dependent on future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, will be realized at the time of any option exercise.
(3) The number of options reported includes options to purchase 12,000 and 8,000 shares of Common Stock by Messrs. Lee and de Janes, respectively, pursuant to incentive stock options. Such options will vest in increments of 25% on the first through fourth anniversaries of the date of grant.

     The following table sets forth information, with respect to each Named Officer, concerning any exercise of options to purchase Common Stock during the fiscal year ended, and the fiscal year-end value of outstanding unexercised options to purchase Common Stock held at, December 31, 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                 SHARES                         YEAR-END(#)               FISCAL YEAR-END(1)
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                           EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   --------   -----------   -------------   -----------   -------------
Derek V. Smith...............       --        $   --      170,856        236,289      $5,228,581     $3,937,026
Dan H. Rocco.................       --            --       56,618         73,298       1,683,715      1,211,849
Douglas C. Curling...........       --            --       32,140         76,742         760,126      1,242,845
David T. Lee.................      150         5,769       23,584         41,642         867,970        570,832
J. Michael de Janes..........       --            --        7,762         26,543         267,390        385,836

---------------

(1) The value of unexercised options equals the fair market value per share of Common Stock as of December 31, 1997, less the exercise price, multiplied by the number of shares underlying the stock options. The closing price of the Common Stock on the New York Stock Exchange on December 31, 1997 was $47.75 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Mr. Irvin (Chairman), Mr. Barbaro and Ms. North. The Executive Committee, which is responsible for establishing salaries for the executive officers other than the Chief Executive Officer, consists of Messrs. McGlaughlin (Chairman), Irvin, Rogers and Smith.

     Prior to resigning as directors of Equifax in July, 1997 in connection with the Spinoff, Mr. Irvin served as chairman of the compensation committee of Equifax and Mr. Barbaro served as a director of Equifax. Messrs. McGlaughlin and Rogers both continue to serve as directors, and during 1997 both served as members of the executive committee, of Equifax. Mr. Rogers continues to serve as a member of the executive committee of Equifax. Mr. McGlaughlin served as an executive officer of Equifax from 1989 until December 1997, and Mr. Rogers served as an executive officer of Equifax from 1987 until December 1995.

     Prior to the Spinoff, Equifax charged ChoicePoint for the proportion of annual administrative expenses attributable to ChoicePoint. In 1997, ChoicePoint paid Equifax $5,952,000, which represented the allocable proportion of such expenses for the seven-month period of 1997 prior to the Spinoff. In addition, prior to the Spinoff, Equifax charged ChoicePoint a proportion of corporate interest expense related to the consolidated debt of Equifax. In 1997, ChoicePoint paid Equifax $3,612,000, which represented ChoicePoint's share of interest expense based upon the ratio of ChoicePoint's net assets to the net assets of Equifax, excluding corporate debt, for the seven-month period of 1997 prior to the Spinoff. Management of ChoicePoint believes that the administrative and interest charges that ChoicePoint paid to Equifax were comparable to those that ChoicePoint would have incurred had it been operating on a stand-alone basis.

     Prior to the Spinoff, ChoicePoint purchased certain products and services from Equifax and Equifax purchased certain products and services from ChoicePoint. In addition, prior to the Spinoff, ChoicePoint subleased certain facilities from, or shared space with, Equifax. In connection with the Spinoff, the Company entered into certain agreements with Equifax for the purpose of facilitating an orderly transition and defining the ongoing relationship between the two companies following the Spinoff. Those agreements included agreements that formalized the arrangements regarding the provision of certain data and products for use in each of the Company's and Equifax's respective operations and regarding the leasing, subleasing and sharing of facilities. In addition, ChoicePoint and Equifax entered into a Transition Support Agreement (the "Transition Agreement"), which provides that for up to 18 months following the Spinoff, Equifax will provide ChoicePoint with certain tax services, centralized accounting services, purchasing services, travel services, corporate information services, distribution database services, mail room services, corporate financial systems and certain other administrative services. Charges for services under the Transition Agreement are on a shared-cost basis consistent with methods of allocating internal cost, and are to be billed and paid on a monthly basis. The foregoing agreements were negotiated while the Company was wholly owned by Equifax and, therefore, were not the result of arms-length negotiations between independent parties, although the Company believes the various pricing terms to be comparable to what could be achieved through arms-length negotiations. During 1997 ChoicePoint paid an aggregate of approximately $5,500,000 to Equifax, and Equifax paid an aggregate of approximately $93,000 to ChoicePoint, pursuant to the foregoing arrangements.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

     The Company currently has in effect employment agreements with Messrs. Smith, Curling and Lee, and anticipates entering into such an agreement with Mr. de Janes (collectively, the "Agreements"). The Agreements set forth minimum base salary amounts and provide for participation in the Company's employee and executive benefit plans and certain perquisites. The Agreements vary in duration, but all provide for automatic extensions if not otherwise terminated. The Agreements may be terminated by either the Company or by the executive. The Agreements provide that under certain circumstances, in the event of a termination, the executive would be entitled to severance pay for a period of up to two years from the date of termination.

     The Agreements also contain provisions for severance pay and certain other benefits upon the occurrence of a "Change in Control" of the Company. A "Change in Control" is defined by the Agreements to mean: (i) a merger, consolidation or other reorganization of the Company that results in the shareholders of the Company holding less than a majority of the voting power of the resulting entity after such a transaction; (ii) a sale or transfer of all or substantially all of the Company's assets to an entity in which the shareholders of the Company hold less than a majority of the voting power of such entity immediately following such sale or transfer; (iii) the filing of a report with the SEC pursuant to the provisions of the Exchange Act disclosing that a person or entity beneficially owns shares representing at least 30% of the Company's voting power; (iv) disclosure by the Company, pursuant to the requirements of the Exchange Act, that a change in control (as defined in the Exchange Act) has occurred or may occur pursuant to a then-existing agreement; or (v) in certain circumstances, the failure to reelect a majority of the members of the Company's Board of Directors. In the event that the executive's employment is terminated under certain conditions within five years after the date of a Change in Control, then the executive is entitled to severance pay and certain other benefits. The amount of the severance payment is based upon the executive's annual compensation, with certain components of such compensation multiplied by a factor ranging from 1.5 to 3 times.

     In addition, Mr. Rocco is a party to a Compensation Agreement entered into with Equifax in 1996, the obligations of which have been assumed by ChoicePoint. That agreement entitles Mr. Rocco to annual base compensation of not less than $200,000 and total annual compensation of not less than $225,000. The Compensation Agreement provides for deferred benefit payments to Mr. Rocco and his participation in all applicable employee benefit plans. Pursuant to this agreement, subject to certain limitations and employment conditions, if Mr. Rocco remains continuously employed by the Company's subsidiary ChoicePoint Services Inc. (f/k/a Equifax Services Inc.) until January 1, 1999, Mr. Rocco will be entitled to severance benefits in a lump sum of $150,000.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is determined by two committees of the Board of Directors. The Compensation Committee was established by the Board of Directors in 1997, and is composed entirely of directors who are not, and have never been, officers or employees of the Company. The Board of Directors designates the members and the chairman of such committee. The Compensation Committee is responsible for all decisions regarding the compensation of the Chief Executive Officer (the "CEO") and for establishing and administering the Company's compensation and benefit policies and practices for the executive officers. The Compensation Committee is also responsible for the administration of the Stock Incentive Plan, in accordance with the terms and provisions thereof. The Executive Committee, the members and chairman of which are also designated by the Board of Directors, is responsible for establishing salaries for executive officers other than those executive officers who are members of the Executive Committee, pursuant to guidelines prescribed by the Compensation Committee.

     Prior to the Spinoff, the Named Officers were employees of, and decisions regarding their compensation were made by, Equifax. The following report summarizes the philosophies and methods that the Compensation Committee used in administering the Company's executive compensation and incentive programs subsequent to the Spinoff in 1997, including the development of compensation programs designed to provide key employees with immediate ownership interests in the Company and motivation to build shareholder value.

     Executive Compensation Policies. The Company's executive compensation policies are designed to attract and retain qualified executives, to reward individual achievement appropriately and to enhance the financial performance of the Company, and thus shareholder value, by significantly aligning the financial interests of the Company's executives with those of its shareholders. To accomplish these objectives, the executive compensation program, as administered by the Compensation Committee, is comprised of (i) annual cash compensation, the components of which are base salary and an annual variable cash incentive award payable pursuant to the Company's annual Incentive Compensation Plan (the "ICP"), (ii) long-term incentive compensation, consisting of restricted stock and fair market value stock options awarded pursuant to the Stock Incentive Plan, and (iii) other benefits that are intended to provide competitive capital accumulation opportunities and health, welfare and other fringe benefits. Base salary and annual bonuses are designed to recognize both individual performance and the achievement of corporate business objectives each year. The value of long-term incentives is directly linked to the financial performance of the Company and to the performance of the Common Stock. Executive officers also are eligible to participate in a variety of other benefit plans, including a deferred compensation plan, supplemental life and disability plans available to key officers and benefit plans available to employees generally, including the 401(k) Plan and health related plans.

     Decisions regarding the compensation of executive officers are based upon
(i) the policies described above, (ii) the Company's operating performance,
(iii) competitive practices at comparable companies, and (iv) the individual performance of the executive. In order to assist the Compensation Committee in developing the Company's executive compensation programs and determining appropriate compensation levels for executives, the Compensation Committee engaged a national compensation consulting firm to advise on plan design and peer group pay practices for executives holding specified positions. Comparative compensation information was drawn from a broad range of companies, including, but not limited to, certain of the companies included in the industry index used in the stock performance graph on page 13 of this Proxy Statement. The Compensation Committee's objective is to provide the Company's officers with a base salary that is generally below the market median for comparable companies and to offer variable performance-based elements that provide the executive officers with the opportunity to achieve total compensation packages that, at the target opportunity levels, are generally within the range of the 50th to 60th percentile of the groups of comparable companies studied.

     Annual Salary and Incentive Bonuses. In determining the base salaries for the Company's Named Officers, the Compensation Committee took into consideration each executive's experience and the responsibilities attendant to his position, as well as the base salaries paid to executives in comparable positions at the companies identified in the above-described compensation study. Base salaries for the Named Officers will be reviewed annually. In evaluating whether an adjustment to an executive's base salary is appropriate, factors such as the pay levels at the surveyed companies, the scope of the individual's job responsibilities and his performance over the past year, as well as an assessment of how well the individual performed in meeting or exceeding the personal goals set for that individual for the applicable period, will be considered.

     The purpose of the Company's ICP is to unite the interests of the Company's management employees with those of its shareholders through annual payment of cash incentive awards to management employees based upon attainment of (i) annually established Corporate Economic Value Added ("EVA") goals and (ii) individual performance goals. Target incentive cash opportunities under the ICP for the Named Officers other than the CEO can range from 30% to 50% of base salary, and for the CEO represent 65% of his base salary. Actual annual cash bonuses are determined by measuring corporate and individual performance against goals established for the applicable period. The goals take into account, depending upon the responsibility level of the individual, one or more factors, including the individual's performance, the performance of the functional group or unit with which the individual is associated (primarily based upon the EVA objective of such unit), and the overall performance of the Company (primarily based upon EVA). Such goals may or may not be equally weighted and may vary from one executive officer to another. Bonus awards under the ICP, even in the event that the Company's maximum EVA goals are exceeded (as was the case for 1997), also take into account an assessment of the performance of the individual executive officer. For 1997, the EVA and individual performance goals were exceeded, and each of the Named Officers, therefore, was awarded a total compensation package that exceeded the target opportunity level.

     Long-Term Incentive Compensation. The Company's long-term incentive compensation program for its executive officers consists of grants of restricted stock and of fair market value stock options pursuant to the Stock Incentive Plan. The Stock Incentive Plan is intended to provide a means of encouraging an ownership interest in the Company by those employees who have contributed, or are determined to be in a position to contribute, materially to the success of the Company, thereby increasing their motivation for and interest in the achievement of the Company's long-term success. Because the value of a stock option bears a direct relationship to the price of shares of the Common Stock, the Compensation Committee believes that stock options are a means of encouraging executives and other key management employees to increase long-term shareholder value. In determining awards of stock options under the Stock Incentive Plan, the Compensation Committee has no specific formula but rather makes grants based upon such factors as individual contribution to corporate performance, market practices and management recommendations. Consistent with the philoso-phy of the Compensation Committee described above, in October 1997 the Company granted options under the Stock Incentive Plan to the Named Officers (including the CEO) and a number of employees. In addition, in connection with the Spinoff, the Company had granted a number of options under the Stock Incentive Plan to officers and employees of the Company in replacement of outstanding vested and unvested options to acquire Equifax stock that were canceled as a result of the Spinoff. Those option grants were made by the Company at exercise prices that were designed to be consistent with the economic terms of the original Equifax options that were being replaced.

     Compensation of the Chief Executive Officer. The Compensation Committee generally applies the same compensation philosophy described above for executive officers in order to determine the compensation for Derek V. Smith, the Company's CEO. In setting both the cash-based and equity-based elements of Mr. Smith's compensation, the Compensation Committee's objective was to establish a compensation package at target levels that were within the range of the 50th to 60th percentile of total compensation paid to chief executive officers of the companies analyzed in the consultant's study. The Compensation Committee determined that the base salary for the CEO was below the median base salary of the peer group studied and that the total target compensation was within the established range. Factors considered in evaluating Mr. Smith's performance included his success in leading the Company's transition from an operating division of Equifax to an independent public company, his strategic leadership and the continued success in ChoicePoint's operating performance. No specific weighting was assigned to these factors in the evaluation process.

     Included in Mr. Smith's compensation for 1997 is a final payout from the Equifax Inc. 1988 Performance Share Plan for Officers (the "Equifax PSP") of $1,001,501, which represents the payout attributable to the last year of a three-year performance-based award pursuant to the Equifax PSP. The award was earned based upon satisfaction of performance criteria previously established by Equifax, and, in accordance with agreements reached in connection with the Spinoff, was paid by the Company upon certification from Equifax that the performance criteria had been satisfied. Also in connection with the Spinoff, outstanding rights to awards under the Equifax PSP for the three-year periods commencing in 1996 and 1997 previously granted by Equifax to Mr. Smith and certain other executive officers were cancelled and replaced with awards of restricted stock under the Stock Incentive Plan (the "Replacement Restricted Stock Awards"). The performance criteria for the Replacement Restricted Stock Awards include operating income and target stock price goals that are designed to be consistent with the goals and objectives that had been established at the time the original awards were made under the Equifax PSP. In addition, following the Spinoff the Compensation Committee made a one-time grant to Mr. Smith of 25,374 shares of restricted Common Stock, which will vest on October 6, 2001. This grant of restricted stock was made as a means to retain and motivate Mr. Smith over the next four years.

     The Compensation Committee believes that the compensation program should serve to achieve its intended objectives while also minimizing any effect on the Company of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which section provides for an annual $1,000,000 limitation on the deduction that an employer may claim for compensation of certain executives.
Section 162(m) of the Code provides exceptions to the deduction limitation, and it is the intent of the Compensation Committee to qualify for such exceptions to the extent feasible and in the best interests of the Company, including the exceptions with respect to certain performance-based compensation. Accordingly, in order to comply with the provisions of Section 162(m) of the Code, the Compensation Committee anticipates that the Stock Incentive Plan, which was approved by Equifax as the sole shareholder of the Company prior to the Spinoff, will be resubmitted to the Company's shareholders for ratification no later than at the Company's 1999 Annual Meeting of Shareholders.

     To the extent that this report pertains to the determination of salaries for executive officers other than the CEO, it is jointly submitted by the Executive Committee.

Management Compensation and Benefits Committee        Executive Committee

Tinsley H. Irvin (Chairman)                           Daniel W. McGlaughlin (Chairman)
Ron D. Barbaro                                        Tinsley H. Irvin
Julia B. North                                        C. B. Rogers, Jr.
                                                      Derek V. Smith

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock with a cumulative total return on the Russell 2000 Index and the S&P 600 Services (Data Processing) Index, for the period from August 8, 1997 (the date on which the Common Stock commenced trading on the New York Stock Exchange) through December 31, 1997. The comparison assumes an original investment of $100 on August 8, 1997, and assumes the reinvestment of any dividends.

                            CUMULATIVE TOTAL RETURN

                                                                          S&P 600 SERVICES
        MEASUREMENT PERIOD                                                (DATA PROCESSING)
      (FISCAL YEAR COVERED)         CHOICEPOINT INC.     RUSSELL 2000           INDEX
8/8/97                                            100                100                100
8/31/97                                           101                102                100
9/30/97                                           107                110                103
10/31/97                                          106                105                103
11/30/97                                          100                104                107
12/31/97                                          136                106                101

     PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, and recommends that the shareholders vote for the ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                             SHAREHOLDER PROPOSALS

     Any proposal of a shareholder intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal offices on or before November 18, 1998, and must satisfy the conditions established by the SEC for shareholder proposals to be included in the Company's proxy statement for that meeting.

March 18, 1998

                                     (LOGO)

                                                                      APPENDIX A

                                CHOICEPOINT INC.

     The undersigned hereby appoints Daniel W. McGlaughlin, C. B. Rogers, Jr., and Derek V. Smith, and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Annual Meeting of Shareholders of ChoicePoint Inc. to be held on April 29, 1998, and at any adjournment or postponement thereof, for the following purposes:

1.   Election of Directors
     [ ]  FOR ALL NOMINEES LISTED BELOW (except as marked     [ ]  WITHHOLD AUTHORITY to vote for all nominees
          to the contrary below).                                  listed below.
                                Daniel W. McGlaughlin; C. B. Rogers, Jr.; Derek V. Smith

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) immediately below.)

--------------------------------------------------------------------------------

    2. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1998.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    3. In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournment or postponement thereof; all as set forth in the Notice of Annual Meeting of Shareholders and the Proxy Statement, receipt of which is hereby acknowledged.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
                     WILL BE VOTED "FOR" THE ABOVE MATTERS.

              (continued on reverse -- please complete other side)

                          (continued from other side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                  Dated:                  , 1998
                                                        ------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                      IMPORTANT: Please date
                                                  this proxy and sign exactly as
                                                  your name or names appear
                                                  above. If stock is held
                                                  jointly, signature should
                                                  include both names. Executors,
                                                  administrators, trustees,
                                                  guardians and others signing
                                                  in a representative capacity,
                                                  please give your full
                                                  title(s).

   Do you plan to attend the Annual Meeting of Shareholders?  [ ] Yes  [ ] No

 IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ABOVE.